Exhibit 10.14
EXECUTION VERSION

PURCHASE AGREEMENT
PURCHASE AGREEMENT, dated August 10, 2020 (this “Agreement”), by and between Rock Holdings Inc., a Michigan corporation, as seller (the “Seller”), and Rocket Companies, Inc., a Delaware corporation, as purchaser (the “Purchaser”).
WHEREAS, the Purchaser is currently contemplating an underwritten initial public offering (the “Offering”) of the Purchaser’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”); and
WHEREAS, in connection with the consummation of the Offering, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, up to 115,000,000 of non-voting common interest units (“Holdings Units”) of RKT Holdings LLC, a Michigan limited liability company, and shares of the Purchaser’s Class D common stock, par value $0.00001 per share (the “Class D Common Stock”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:
“Additional Closing” means each closing of the purchase of Additional Purchased Paired Interests.
“Additional Offering Closing” means any additional closing of the sale of Class A Common Stock in the Offering pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock, which closing may occur on the same date and time as the Offering Closing.
“Additional Purchased Paired Interests” means the number of Paired Interests to be sold by the Seller, with respect to each Additional Offering Closing, which will be equal to the total number of shares of Class A Common Stock that are sold by the Purchaser pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock at the corresponding Additional Offering Closing; provided that the total number of Paired Interests to be sold by the Seller at all of the Additional Closings shall not exceed 15,000,000).
“Closing” means each Additional Closing together with the Initial Closing.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“Discounted Price” means (i) the Offering Price less (ii) the Per Share Underwriting Discount.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Initial Closing” means the closing of the purchase of the Initial Purchased Paired Interests.
“Initial Purchased Paired Interests” means 100,000,000 Paired Interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.
“Offering Closing” means the initial closing of the sale of Class A Common Stock in the Offering.
“Offering Price” means the per share public offering price for the Class A Common Stock in the Offering.
“Paired Interest” or “Paired Interests” means one or more Holdings Units together with an equal number of shares of Class D Common Stock.
“Per Share Underwriting Discount” means the underwriting discount per share paid to the underwriters in the Offering.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
ARTICLE 2
PURCHASE AND SALE OF PAIRED INTERESTS
2.1Purchase and Sale.
(a)Subject to the terms herein set forth, at the Initial Closing, (i) the Seller agrees to sell, convey, assign and transfer to the Purchaser the Initial Purchased Paired Interests, and the Purchaser agrees to purchase such Initial Purchased Paired Interests from the Seller for a purchase price equal to the Offering Price per Initial

Purchased Paired Interest and (ii) the Seller shall be responsible for the Per Share Underwriting Discount with respect to each Initial Purchased Paired Interest sold, conveyed, assigned and transferred by the Seller. For administrative convenience, the net amount per Initial Purchased Paired Interest paid to the Seller by the Purchaser shall be the Discounted Price.
(b)Subject to the terms herein set forth, at each Additional Closing, (i) the Seller agrees to sell, convey, assign and transfer to the Purchaser the Additional Purchased Paired Interests, and the Purchaser agrees to purchase such Additional Purchased Paired Interests from the Seller for a purchase price equal to the Offering Price per Additional Purchased Paired Interest and (ii) the Seller shall be responsible for the Per Share Underwriting Discount with respect to each Additional Purchased Paired Interest sold, conveyed, assigned and transferred by the Seller. For administrative convenience, the net amount per Additional Purchased Paired Interest paid to the Seller by the Purchaser shall be the Discounted Price.
2.2Closing.
(a)The Initial Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately following the Offering Closing.
(b)Each Additional Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 immediately following each Additional Closing.
(c)At each Closing, (i) the Purchaser shall deliver to the Seller the Discounted Price for each Initial Purchased Paired Interest or Additional Purchased Paired Interest, as applicable, being purchased by the Purchaser from the Seller as set forth in Section 2.1, by wire transfer of immediately available funds to a bank account designated in writing by the Seller and (ii) the Seller shall deliver to the Purchaser (A) a duly endorsed instrument of assignment with respect to the Holdings Units included in the Initial Purchased Paired Interests or the Additional Purchased Paired Interests being sold at such Closing in substantially the form attached hereto as Exhibit A (a “Holdings Unit Assignment Agreement”) and (B) such stock transfer instruments and other documents with respect to the Class D Common Stock included in the Initial Purchased Paired Interests or the Additional Purchased Paired Interests being sold at such Closing as reasonably requested by the Purchaser.
2.3Conditions to Closing.
(a)The obligations of the Purchaser and the Seller to be performed at the Initial Closing shall be conditioned upon the simultaneous or prior completion of the Offering Closing, and the obligations of the Purchaser and the Seller to be performed at any Additional Closing shall be conditioned upon the simultaneous or prior completion of the applicable Additional Offering Closing.

(b)The obligations of the Purchaser to be performed at any Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of such Closing as if then made.
(c)The obligations of each Seller to be performed at any Closing shall be subject to the condition that the representations and warranties of Purchaser set forth in Article 4 shall be true and correct as of such Closing as if then made.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents, warrants, and agrees as of the date hereof as follows:
3.1Capacity; Authority; Execution and Delivery; Enforceability. The Seller has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Seller and no other proceedings on the part of the Seller are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Seller has duly executed and delivered this Agreement (and will duly execute and deliver any Holdings Unit Assignment Agreement and any other transfer documents described in Section 2.2(c)), and, assuming due execution and delivery by the Purchaser, each such agreement constitutes or will constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
3.2Title. The Seller owns beneficially and of record and has full power and authority to convey, free and clear of any Liens, the Holdings Units and shares of Class D Common Stock included in the Initial Purchased Paired Interests or Additional Purchased Paired Interests, as applicable (subject to any transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Holdings Units and shares of Class D Common Stock, upon the Seller’s receipt of the applicable purchase price and the transfer of the Initial Purchased Paired Interests or Additional Purchased Paired Interests at the Initial Closing or any Additional Closing, as applicable, good, valid and marketable title to the Holdings Units and shares of Class D Common Stock included in the Initial Purchased Paired Interests or any Additional Purchased Paired Interests, as applicable, will pass to the Purchaser, free and clear of any Liens.

3.3No Conflicts. Neither the execution nor the delivery of this Agreement (and any Holdings Unit Assignment Agreement and any other transfer documents described in Section 2.2(c)) nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which the Seller is bound.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser makes the following representations and warranties for the benefit of the Seller as of the date hereof:
4.1Organization, Standing and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.
4.2Authority; Execution and Delivery; Enforceability. The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Seller, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
4.3No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any breach of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law or regulation by which the Purchaser is bound.
ARTICLE 5
MISCELLANEOUS
5.1Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:
(a)If to the Seller, at the address specified for the Seller on the member schedule of RKT Holdings or to such other address as the Seller may hereafter specify to the Purchaser for the purpose by notice:
(b)If to the Purchaser, to:
Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attention: Angelo Vitale, General Counsel and Secretary
E-mail: AngeloVitale@rockcentraldetroit.com

With a copy to (which shall not constitute actual or constructive notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: Scott A. Barshay, Esq.
Rachael Coffey, Esq.
John C. Kennedy, Esq.

Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.
5.2Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.
5.3Amendment and Waiver.
(a)No failure or delay on the part of the Seller or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Seller or the Purchaser at law, in equity or otherwise.

(b)Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Seller and the Purchaser.
5.4Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.
5.5Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
5.6Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
5.7Jurisdiction. The exclusive venues for all disputes arising out of this Agreement shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues.  The parties stipulate that the Agreement is an arms-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled.  The parties agree to consent to the dismissal of any action arising out of this Agreement that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.1 shall be deemed effective service of process on such party.
5.8Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.
5.9Entire Agreement. This Agreement, together with the schedules and exhibits hereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.10Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

ROCK HOLDINGS INC.

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer and President

ROCKET COMPANIES, INC.

By:	/s/ Jay Farner
	Name:	Jay Farner
	Title:	Chief Executive Officer

[Signature Page to Purchase Agreement]

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT
ASSIGNMENT AGREEMENT (this “Agreement”), dated as of August 10, 2020, by and between Rock Holdings Inc., a Michigan corporation (the “Seller”), Rocket Companies, Inc., a Delaware corporation (the “Purchaser”), and RKT Holdings, LLC, a Michigan limited liability company (“RKT Holdings”). Each capitalized term used herein without definition shall have the meaning assigned to it in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Purchaser and the Seller entered into a Purchase Agreement, dated as of August 10, 2020 (the “Purchase Agreement”), pursuant to which the Seller agreed to sell, assign, convey and transfer Holdings Units to the Purchaser; and
WHEREAS, the Purchaser has agreed to purchase such Holdings Units from the Seller pursuant to the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:
1.Transfer. The Seller hereby sells, assigns, conveys and transfers to the Purchaser the number of Holdings Units set forth below its signature on the signature pages hereto.
2.Acknowledgement of Sale by RKT Holdings. RKT Holdings hereby acknowledges the sale, assignment, conveyance and transfer by the Seller to the Purchaser of the number of Holdings Units set forth under the Seller’s signature hereto and shall cause the member schedule to its Second Amended and Restated Limited Liability Company Agreement to be amended to reflect the sale and transfer of Holdings Units as contemplated in the Purchase Agreement and herein.
3.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State that would result in the application of the laws of any other State.
4.Jurisdiction. The exclusive venues for all disputes arising out of this Agreement shall be the United States District Court for the Eastern District of Michigan and the Third Judicial Circuit, Wayne County, Michigan (the “Agreed-Upon Venues”), and no other venues. The parties stipulate that the Agreement is an arms-length transaction entered into by sophisticated parties, and that the Agreed-Upon Venues are convenient, are not unreasonable, unfair, or unjust, and will not deprive any party of any remedy to which it may be entitled. The parties agree to consent to the dismissal of any action arising out of this Agreement that may be filed in a venue other than one of the Agreed-Upon Venues; the reasonable legal fees and costs of the party seeking dismissal for improper venue will be paid by the party that filed suit in the improper venue. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
5.Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
6.Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
7.Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties to this Agreement as of the date first written above.
Seller:

ROCK HOLDINGS INC.

By:
Name:
Title:
Number of Holdings Units:

Rocket Companies, Inc.

By:
Name:
Title:

RKT Holdings, LLC

By:
Name:
Title: